UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2019

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     Appointment of Director.

On March 25, 2019, John Barr was appointed to the Board of Directors (the “Board”) of Apollo Endosurgery, Inc. (the “Company”) effective immediately. Mr. Barr will serve as a Class III director, and his term will expire at the annual meeting of stockholders in 2020 and until his successor has been duly elected and qualified, or until his resignation or removal. Mr. Barr was also appointed to serve as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board. The Board has affirmatively determined that Mr. Barr is an independent director pursuant to the governance listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended.

There are no arrangements or understandings between Mr. Barr and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K or 5.02(d) of Form 8-K) between Mr. Barr and the Company required to be disclosed herein.

In connection with his appointment to the Board and the Audit Committee and Nominating and Corporate Governance Committee of the Board, it is anticipated that Mr. Barr will be granted, pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”), an initial stock option and restricted stock award to acquire the Company’s common stock at a later date, valued at $55,000 in the aggregate. The Company will also pay Mr. Barr an annual retainer of $35,000 for service as a member of the Board in accordance with the Non-Employee Director Compensation Policy (the “Compensation Policy”) and will pay Mr. Barr supplemental annual retainers of $7,000 and $3,000 for Mr. Barr’s service as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board, respectively, in accordance with the Compensation Policy. Both the stock option and restricted stock award will have an exercise price equal to the closing price of the Company’s common stock as reported on Nasdaq on the date the awards are granted. The Plan and related forms of stock option agreement and restricted stock award are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to the Company’s Registration Statement on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2017.
In connection with his appointment, the Company plans to enter into an indemnity agreement with Mr. Barr in connection with his services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2018, and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	March 26, 2019
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer